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                                                                   EXHIBIT 99.2
                                                                   ------------

                       BIKERS DREAM, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                                 AUGUST 31, 1997

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
ASSETS

CURRENT ASSETS
    Cash and cash equivalents                                    $   449,230
    Accounts receivable, net                                         346,974
    Inventories                                                    5,316,247
    Note receivable - related party                                       --
    Prepaid expenses and other current assets                        130,151
                                                                 -----------
    Total current assets                                           6,242,602
                                                                 -----------
    Property, equipment and capitalized leases, net                1,095,518
    Goodwill                                                       3,570,038
    Deposits and other assets                                         45,093
                                                                 -----------
    Total Assets                                                 $10,953,251
                                                                 ===========

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
    Accounts payable                                             $ 1,063,839
    Other accrued expenses                                         1,505,493
    Current portion, long-term debt                                   95,171
    Notes payable to shareholders                                     36,000
                                                                 -----------
    Total current liabilities                                      2,700,503

    Deferred rent                                                     67,034
    Notes payable, less current portion                              250,483
    Long-term debt, less current portion                             311,756
    Notes payable to shareholders                                     16,000
                                                                 -----------
    Total liabilities                                              3,345,776
                                                                 -----------

SHAREHOLDERS' EQUITY
    Preferred stock                                                7,493,540
    Common stock                                                   9,106,167
    Accumulated deficit                                           (8,992,232)
                                                                 -----------
Total shareholders equity                                          7,607,475
                                                                 -----------
Total liabilities and shareholders' equity                       $10,953,251
                                                                 ===========
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